Exhibit 99.1

100 Enterprise Dr.

Rockaway, NJ 07866

SB ONE BANCORP REPORTS SECOND QUARTER 2018 RESULTS AND DECLARES A CASH DIVIDEND

ROCKAWAY, NEW JERSEY – July 26, 2018 – SB One Bancorp (the “Company”) (Nasdaq: SBBX), the holding company for SB One Bank (the “Bank”), today reported net income of $3.0 million, or $0.38 per basic and diluted share, for the quarter ended June 30, 2018, as compared to $1.2 million, or $0.25 per basic and diluted share, for the same period last year.   The increase in net income was mainly attributable to the merger with Community Bank of Bergen County (“Community Bank”), continued double digit loan growth and a 233% increase in SB One Insurance pretax profit.

During the second quarter of 2018, the Company, along with its’ subsidiaries, changed the name of each company and introduced them through various rebranding initiatives and campaigns. In addition, the Company was also added to the Russell 2000® Index and Russell 3000® Index on June 25, 2018.

The Company’s net income, adjusted for tax effected merger-related expenses of $321 thousand and non-recurring rebranding expenses of $152 thousand, increased $1.9 million, or 117.4%, to $3.5 million, or $0.44 per diluted share, for the quarter ended June 30, 2018, as compared to the same period last year. The Company’s return on average assets, adjusted for tax effected merger-related expenses and non-recurring rebranding expenses, for the quarter ended June 30, 2018, was 0.99%, an increase from 0.71% for the quarter ended June 30, 2017. The Company also announced net income, adjusted for tax effected merger-related expenses and non-recurring rebranding expenses of $2.7 million and $152 thousand, increased $3.5 million, or 98.1%, to $7.1 million, or $0.91 per diluted share, for the six months ended June 30, 2018, as compared to the same period last year. The Company’s return on average assets, adjusted for tax effected merger-related expenses and non-recurring rebranding expenses, for the six months ended June 30, 2018, was 1.04%, an increase from 0.82% for the six months ended June 30, 2017.

On June 20, 2018, the Company announced the signing of a definitive agreement and plan of merger pursuant to which the Company will acquire Enterprise Bank N.J. (“Enterprise Bank”) in an all-stock transaction valued at $48.2 million (the “Merger”). Enterprise Bank will merge with and into SB One Bank and each outstanding share of Enterprise Bank common stock will be exchanged for 0.4538 shares of the Company’s common stock. Based on financials as of March 31, 2018, the combined company will have approximately $1.6 billion in assets, $1.3 billion in gross loans, and $1.2 billion in deposits upon completion of the Merger. The Merger is expected to be completed in the fourth quarter of 2018. The consummation of the Merger is subject to receipt of the requisite approval ofEnterprise Bank’s shareholders, receipt of all required regulatory approvals, and other customary closing conditions.

“These are exciting times for our Company, employees, customers and shareholders as the second quarter reflected a number of great successes for our Company, including the rebranding of our Company as SB One, the first quarter of being fully operationally integrated with Community Bank, the inclusion into the Russell 2000® Index and Russell 3000® Index and the announcement of a merger with Enterprise Bank,” said Anthony Labozzetta, President and Chief Executive Officer of SB One Bancorp.

Mr. Labozzetta also stated, “Our second quarter results reflect continued strong loan growth, some non-recurring merger and operational costs and another strong quarter of financial performance by our insurance agency driving core ROA above 1% for the first six months of 2018.”

Declaration of Quarterly Dividend

On July 25th, The Company’s Board of Directors declared a quarterly cash dividend of $0.075 per share, which is payable on August 23, 2018 to common shareholders of record as of the close of business on August 9, 2018.

Financial Performance

Net Income. For the quarter ended June 30, 2018, the Company reported net income of $3.0 million, or $0.38 per basic and diluted share, as compared to net income of $1.2 million, or $0.25 per basic and diluted share, for the same period last year. The increase in net income for the quarter ended June 30, 2018 was driven by a $4.1 million, or 59.3%, increase in net interest income resulting from loan and deposit growth and a $1.1 million increase in non-interest income driven by insurance commissions and fees. The aforementioned increases were partially offset by a $3.1 million, or 46.8%, increase in non-interest expenses and a $293 thousand increase in income tax expense. The changes were largely attributed to the growth in the Company resulting from the merger with Community Bank, double digit loan growth, and a 233% increase in SB One’s Insurance pretax income, partially offset by costs resulting from the rebranding of the Company and its subsidiaries and additional staffing to support growth.

The Company’s net income, adjusted for tax effected merger-related expenses of $321 thousand and non-recurring rebranding expenses of $152 thousand, respectively, increased $1.9 million, or 117.4%, to $3.5 million, or $0.44 per diluted share, for the quarter ended June 30, 2018, as compared to the same period last year.

For the six months ended June 30, 2018, the Company reported net income of $4.3 million, or $0.55 per basic and diluted share, or a 33.7% increase, as compared to net income of $3.2 million, or $0.68 per basic and $0.67 per diluted share, for the same period last year. The changes in net income were largely attributed to the growth in the Company resulting from the merger with Community Bank, double digit loan growth, and a 51% increase in SB One’s Insurance pretax income, partially offset by rebranding of the Company and its subsidiaries and additional staffing to support growth. The increase in net income for the six months ended June 30, 2018 was largely due to increases in net interest income of $8.1 million and non-interest income of $1.4 million, which were partially offset by an increase in non-interest expenses of $8.7 million. The increase in non-interest expenses were largely due to the merger with Community Bank. Merger related expenses and salaries and employee benefits increased $3.3 million and $3.2 million, respectively.

The Company’s net income, adjusted for tax effected merger-related expenses of $2.7 million and non-recurring rebranding expenses of $152 thousand, respectively, increased $3.5 million, or 98.1%, to $7.1 million, or $0.91 per diluted share, for the six months ended June 30, 2018, as compared to the same period last year.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $4.2 million, or 58.9%, to $11.2 million for the second quarter of 2018, as compared to $7.1 million for the same period in 2017. The increase in net interest income was largely due to a $452.6 million, or 52.7%, increase in average interest earning assets, principally loans receivable, which increased $372.6 million, or 50.4%. The net interest margin increased by 14 basis points to 3.43% for the second quarter of 2018, as compared to the same period in 2017. These increases were largely attributable to the merger with Community Bank.

Net interest income on a fully tax equivalent basis increased $8.2 million, or 58.8%, to $22.2 million for the first six months of 2018 as compared to $14.0 million for the same period in 2017. The increase in net interest income was largely due to a $440.1 million, or 52.3%, increase in average interest earning assets, principally loans receivable, which increased $367.3 million, or 50.9%. The net interest margin increased by 15 basis points to 3.49% for the first six months of 2018, as compared to the same period in 2017. These increases were largely attributable to the merger with Community Bank.

Provision for Loan Losses. Provision for loan losses increased $18 thousand, or 4.7%, to $398 thousand for the second quarter of 2018, as compared to $380 thousand for the same period in 2017.

Provision for loan losses increased $119 thousand, or 15.1%, to $906 thousand for the first six months of 2018, as compared to $787 thousand for the same period in 2017.

Non-interest Income. Non-interest income increased $1.1 million, or 58.5%, to $2.9 million for the second quarter of 2018, as compared to the same period last year. The increase was principally due to growth of $696 thousand in insurance commissions and fees relating to SB One Insurance Agency.

The Company’s non-interest income increased $1.4 million, or 33.6%, to $5.7 million for the first six months of 2018 as compared to the same period last year. The increase was principally due to growth of $844 thousand in insurance commissions and fees related to SB One Insurance Agency, an increase of $248 thousand in other income and an increase of $139 thousand in bank owned life insurance.

Non-interest Expense. The Company’s non-interest expenses increased $3.1 million, or 46.8%, to $9.6 million for the second quarter of 2018, as compared to the same period last year. The increase was largely attributed to the growth in the Company resulting from the merger with Community Bank and additional staffing to support growth. The increase in non-interest expenses occurred largely in salaries and employee benefits of $1.7 million, data processing of $418 thousand, occupancy of $271 thousand, advertising and promotion of $196 thousand, other expenses of $105 thousand and professional fees of $92 thousand. During the second quarter of 2018, the Company incurred costs not expected to reoccur related to a name change, rebranding and additional advertising of approximately $212 thousand, operating costs associated with the merger and non-recurring operating costs of approximately $255 thousand and a $180 thousand increase in SB One Insurance Agency salary and employee benefits principally associated with higher insurance commissions and fee income.

The Company’s non-interest expenses increased $8.7 million, or 69.4%, to $21.2 million for the first six months of 2018 as compared to the same period last year. The increase was largely attributed to the growth in the Company resulting from the merger with Community Bank and additional staffing to support growth. The increase in non-interest expenses occurred largely in merger related expenses of $3.3 million, salaries and employee benefits of $3.2 million, data processing of $652 thousand, occupancy of $373 thousand, advertising and promotion of $146 thousand and professional fees of $144 thousand.

Income Tax Expense. The Company’s income tax expenses increased $293 thousand, or 48.6% to $896 thousand for the second quarter of 2018, as compared to the same period last year. The Company’s effective tax rate for the second quarter of 2018 was 23.1% , as compared to 33.4% for the second quarter of 2017, due to the reduction in the statutory federal tax rate to 21% effective January 1, 2018.

The Company’s income tax expenses decreased $323 thousand, or 22.5%, to $1.1 million for the first six months of 2018, as compared to the same period last year. The Company’s effective tax rate for the first six months of 2018 was 20.5%, as compared to 30.9% for six months ended June 30, 2017, due to the reduction in the statutory federal tax rate to 21% effective January 1, 2018.

Financial Condition

At June 30, 2018, the Company’s total assets were $1.4 billion, an increase of $457.9 million, or 46.8%, as compared to total assets of $979.4 million at December 31, 2017. The increase was largely attributable to the merger with Community Bank.

Total loans receivable, net of unearned income, increased $315.8 million, or 38.5%, to $1.1 billion at June 30, 2018, as compared to $820.7 million at December 31, 2017. The merger with Community Bank resulted in an increase in total loans of $236.1 million. During the six months ended June 30, 2018, the Company also had $66.8 million of commercial loan production, which was partly offset by $26.4 million in commercial loan payoffs.

The Company’s total deposits increased $299.1 million, or 39.2%, to $1.1 billion at June 30, 2018, from $762.5 million at December 31, 2017. The merger with Community Bank resulted in an increase in total deposits of $300.2 million. The growth in deposits was mostly due to an increase in interest bearing deposits of $212.4 million, or 34.5%, and non-interest bearing deposits of $86.7 million, or 59.3%, at June 30, 2018, as compared to December 31, 2017, respectively.

At June 30, 2018, the Company’s total stockholders’ equity was $148.8 million, an increase of $54.6 million when compared to December 31, 2017, largely due to the merger with Community Bank. The Company completed the merger on January 4, 2018 which was the primary driver in an increase in book value per common share of 20.4% from $15.59 at December 31, 2017 to $18.77 at June 30, 2018. At June 30, 2018, the leverage, Tier I risk-based capital, total risk-based capital and common equity Tier I capital ratios for the Bank were 10.62%, 12.87%, 13.60% and 12.87%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The ratio of non-performing assets (“NPAs”), which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets increased to 1.65% at June 30, 2018 from 0.94% at December 31, 2017. NPAs exclude $5.2 million of Purchased Credit-Impaired (“PCI”) loans acquired through the merger with Community Bank. NPAs increased $14.6 million to $23.8 million at June 30, 2018, as compared to $9.2 million at December 31, 2017. Non-accrual loans, excluding $5.2 million of PCI loans, increased $13.6 million, or 225.2%, to $19.6 million at June 30, 2018, as compared to $6.0 million at December 31, 2017. The increase in non-accrual loans was largely attributed to two commercial real estate loans totaling $9.0 million, $1.5 million in loans acquired from Community Bank not classified as PCI, and 7 consumer loans totaling $2.1 million. Loans past due 30 to 89 days totaled $2.9 million at June 30, 2018, representing a decrease of $3.6 million, or 55.8%, as compared to $6.5 million at December 31, 2017.

The Company continues to actively market its foreclosed real estate properties, the value of which increased $1.1 million to $3.4 million at June 30, 2018 as compared to $2.3 million at December 31, 2017. At June 30, 2018, the Company’s foreclosed real estate properties had an average carrying value of approximately $263 thousand per property.

The allowance for loan losses increased $929 thousand, or 12.7%, to $8.3 million, or 0.73% of total loans, at June 30, 2018, compared to $7.3 million, or 0.89% of total loans, at December 31, 2017. The decline in allowance coverage was primarily driven by the addition of Community Bank acquired loans with no allowance for loan losses; such loans were recorded at fair value at the acquisition date. The Company recorded $906 thousand in provision for loan losses for the six months ended June 30, 2018 as compared to $787 thousand for the six months ended June 30, 2017. Additionally, the Company recorded net recoveries of $23 thousand for the six months ended June 30, 2018, as compared to $318 thousand in net charge-offs for the six months ended June 30, 2017. The allowance for loan losses as a percentage of non-accrual loans decreased to 42.2% at June 30, 2018 from 121.8% at December 31, 2017.

About SB One Bancorp

SB One Bancorp (Nasdaq: SBBX), is the holding company for SB One Bank, a full-service, commercial bank that operates regionally with 13 branch locations in New Jersey and New York. Established in 1975, SB One Bank's strength is in its ability to build strong personal relationships with its customers and to serve the communities in which it operates. In addition to its branches and loan production offices, SB One Bank offers a full-service insurance agency, SB One Insurance Agency, Inc. and wealth management services through Sussex Investment Services. SB One Bank reinforces its commitment to the communities in which it lives and serves through the SB One Foundation, Inc. which supports various local charitable organizations.

SB One Bancorp was recently added to the Russell 2000® Index and Russell 3000® Index. In 2017, it was recognized as one of the top 29 banks and thrifts nationwide and one of three from New Jersey that comprise the Sandler O’Neill Sm-All Stars Class of 2017. SB One Bancorp is one of the 50 Fastest Growing Companies in New Jersey as ranked by NJBIZ Magazine. SB One Bancorp President and Chief Executive Officer, Anthony Labozzetta, was named one of America’s Business Leaders in Banking by Forbes magazine and American Banker’s Community Banker of the Year in 2016.

For more details on SB One Bank, visit: www.SBOne.bank

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger between SB One Bancorp and Community Bank, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; and (ii) statements that may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project" or similar words. Such statements are based on SB One Bancorp’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) difficulties and delays in integrating the business or fully realizing cost savings and other benefits; (2) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (3) changes to interest rates; (4) the ability to control costs and expenses; (5) general economic conditions; (6) the success of SB One Bancorp’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business; and (7) risks associated with the quality of SB One Bancorp’s assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in SB One Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in subsequent filings with the Securities and Exchange Commission. SB One Bancorp undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SB ONE BANCORP

Anthony Labozzetta, President/CEO

Steve Fusco, CFO

(p) 844-256-7328

SB ONE BANCORP

SUMMARY FINANCIAL HIGHLIGHTS

(In Thousands, Except Percentages and Per Share Data)

(Unaudited)

				6/30/2018 VS.
	6/30/2018	12/31/2017	6/30/2017	6/30/2017	12/31/2017
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$179,943	$104,034	$106,721	68.6%	73.0%
Total loans	1,136,546	820,700	772,279	47.2%	38.5%
Allowance for loan losses	(8,264)	(7,335)	(7,165)	15.3%	12.7%
Total assets	1,437,302	979,383	928,827	54.7%	46.8%
Total deposits	1,061,599	762,491	710,487	49.4%	39.2%
Total borrowings and junior subordinated debt	215,793	118,198	121,993	76.9%	82.6%
Total shareholders' equity	148,823	94,193	92,267	61.3%	58.0%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$11,214	$8,038	$7,056	58.9%	39.5%
Provision for loan losses	398	459	380	4.7%	(13.3)%
Total other income	2,881	1,961	1,818	58.5%	46.9%
Total other expenses	9,580	6,820	6,526	46.8%	40.5%
Income before provision for income taxes (tax equivalent)	4,117	2,720	1,968	109.2%	51.4%
Provision for income taxes	896	2,039	603	48.6%	(56.1)%
Taxable equivalent adjustment (a)	229	168	161	42.2%	36.3%
Net income	$2,992	$513	$1,204	148.5%	483.2%

Net income per common share - Basic	$0.38	$0.09	$0.25	52.3%	322.9%
Net income per common share - Diluted	$0.38	$0.09	$0.25	52.5%	323.6%

Return on average assets	0.85%	0.21%	0.54%	59.3%	301.2%
Return on average equity	8.10%	2.16%	7.23%	12.1%	275.6%
Efficiency ratio (b)	69.09%	69.37%	74.90%	(7.8)%	(0.4)%
Net interest margin (tax equivalent)	3.43%	3.46%	3.29%	4.3%	(0.9)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.28	1.29	1.25	2.0%	(0.9)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$22,176		$13,962	58.8%
Provision for loan losses	906		787	15.1%
Total other income	5,738		4,295	33.6%
Total other expenses	21,174		12,503	69.4%
Income before provision for income taxes (tax equivalent)	5,834		4,967	17.5%
Provision for income taxes	1,111		1,434	(22.5)%
Taxable equivalent adjustment (a)	423		318	33.0%
Net income	$4,300		$3,215	33.7%

Net income per common share - Basic	$0.55		$0.68	(19.1)%
Net income per common share - Diluted	$0.55		$0.67	(17.9)%

Return on average assets	0.63%		0.73%	(14.3)%
Return on average equity	5.90%		10.03%	(41.2)%
Efficiency ratio (b)	77.02%		69.70%	10.5%
Net interest margin (tax equivalent)	3.49%		3.34%	4.5%
Avg. interest earning assets/Avg. interest bearing liabilities	1.28%		1.24%	2.7%

SHARE INFORMATION:
Book value per common share	$18.77	$15.59	$15.27	22.9%	20.4%
Tangible book value per common share	15.48	15.13	14.81	4.6%	2.4%
Outstanding shares - period ending	7,929,706	6,040,564	6,041,002	31.3%	31.3%
Average diluted shares outstanding (year to date)	7,848,468	5,404,381	4,794,669	63.7%	45.2%

CAPITAL RATIOS:
Total equity to total assets	10.35%	9.62%	9.93%	4.2%	7.7%
Leverage ratio (c)	10.62%	11.86%	12.64%	(16.0)%	(10.5)%
Tier 1 risk-based capital ratio (c)	12.87%	14.26%	14.59%	(11.8)%	(9.7)%
Total risk-based capital ratio (c)	13.60%	15.17%	15.51%	(12.3)%	(10.3)%
Common equity Tier 1 capital ratio (c)	12.87%	14.26%	14.59%	(11.8)%	(9.7)%

ASSET QUALITY:
Non-accrual loans (e)	$19,575	$6,020	$5,623	248.1%	225.2%
Loans 90 days past due and still accruing	-	-	2,229	-%	-%
Troubled debt restructured loans ("TDRs") (d)	797	932	943	(15.5)%	(14.5)%
Foreclosed real estate	3,414	2,275	1,846	84.9%	50.1%
Non-performing assets ("NPAs")	$23,786	$9,227	$10,641	123.5%	157.8%

Foreclosed real estate, criticized and classified assets (e)	$23,503	$18,992	$20,144	16.7%	23.8%
Loans past due 30 to 89 days	$2,869	$6,497	$521	450.7%	(55.8)%
Charge-offs (Recoveries), net (quarterly)	$(38)	$626	$12	(416.7)%	(106.1)%
Charge-offs (Recoveries), net as a % of average loans (annualized)	(0.01)%	0.31%	0.01%	(310.6)%	(104.4)%
Non-accrual loans to total loans	1.72%	0.73%	0.73%	136.5%	134.8%
NPAs to total assets	1.65%	0.94%	1.15%	44.5%	75.7%
NPAs excluding TDR loans (d) to total assets	1.60%	0.85%	1.04%	53.2%	88.8%
Non-accrual loans to total assets	1.36%	0.61%	0.61%	125.0%	121.6%
Allowance for loan losses as a % of non-accrual loans	42.22%	121.84%	127.42%	(66.9)%	(65.4)%
Allowance for loan losses to total loans	0.73%	0.89%	0.93%	(21.6)%	(18.6)%

(a)	Full taxable equivalent basis, using a 21% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(b)	Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income
(c)	SB One Bank capital ratios
(d)	Troubled debt restructured loans currently performing in accordance with renegotiated terms
(e)	PCI loans acquired through merger with Community Bank excluded from non-accrual loans and criticized and classified assets totaled $3.7 million

SB ONE BANCORP

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

ASSETS	June 30, 2018	December 31, 2017

Cash and due from banks	$6,651	$3,270
Interest-bearing deposits with other banks	12,245	8,376
Cash and cash equivalents	18,896	11,646

Interest bearing time deposits with other banks	200	100
Securities available for sale, at fair value	174,525	98,730
Securities held to maturity	5,418	5,304
Other Bank Stock, at cost	10,066	4,925

Loans receivable, net of unearned income	1,136,546	820,700
Less: allowance for loan losses	8,264	7,335
Net loans receivable	1,128,282	813,365

Foreclosed real estate	3,414	2,275
Premises and equipment, net	18,734	8,389
Accrued interest receivable	3,906	2,472
Goodwill and intangibles	26,048	2,820
Bank-owned life insurance	30,390	22,054
Other assets	17,423	7,303

Total Assets	$1,437,302	$979,383

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$232,862	$146,167
Interest bearing	828,737	616,324
Total Deposits	1,061,599	762,491

Borrowings	187,940	90,350
Accrued interest payable and other liabilities	11,087	4,501
Subordinated debentures	27,853	27,848

Total Liabilities	1,288,479	885,190

Total Stockholders' Equity	148,823	94,193

Total Liabilities and Stockholders' Equity	$1,437,302	$979,383

SB ONE BANCORP

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollars In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
INTEREST INCOME

Loans receivable, including fees	$12,562	$7,876	$24,462	$15,474
Securities:
Taxable	804	344	1,540	685
Tax-exempt	449	316	830	629
Interest bearing deposits	16	6	46	22
Total Interest Income	13,831	8,542	26,878	16,810

INTEREST EXPENSE
Deposits	1,659	852	3,117	1,569
Borrowings	874	479	1,380	960
Junior subordinated debentures	313	316	628	637
Total Interest Expense	2,846	1,647	5,125	3,166

Net Interest Income	10,985	6,895	21,753	13,644
PROVISION FOR LOAN LOSSES	398	380	906	787
Net Interest Income after Provision for Loan Losses	10,587	6,515	20,847	12,857

OTHER INCOME
Service fees on deposit accounts	311	285	639	538
ATM and debit card fees	250	200	463	380
Bank owned life insurance	188	128	373	234
Insurance commissions and fees	1,839	1,143	3,734	2,890
Investment brokerage fees	41	-	63	3
(Loss) gain on securities transactions	36	(30)	36	77
Gain (loss) on disposal of fixed assets	9	-	9	-
Other	207	92	421	173
Total Other Income	2,881	1,818	5,738	4,295

OTHER EXPENSES
Salaries and employee benefits	5,411	3,677	10,469	7,235
Occupancy, net	727	456	1,329	956
Data processing	939	521	1,730	1,078
Furniture and equipment	326	234	607	474
Advertising and promotion	285	89	341	195
Professional fees	290	198	619	475
Director fees	142	89	289	196
FDIC assessment	100	93	210	144
Insurance	52	66	147	132
Stationary and supplies	89	44	146	76
Merger-related expenses	446	481	3,739	481
Loan collection costs	89	28	150	52
Expenses and write-downs related to foreclosed real estate	1	32	208	77
Amortization of intangible assets	60	-	121	-
Other	623	518	1,069	932
Total Other Expenses	9,580	6,526	21,174	12,503

Income before Income Taxes	3,888	1,807	5,411	4,649
INCOME TAX EXPENSE	896	603	1,111	1,434
Net Income	$2,992	$1,204	$4,300	$3,215

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized (loss) gains on available for sale securities arising during the period	$(353)	$1,144	(2,520)	$1,820
Fair value adjustments on derivatives	328	(455)	1,435	(415)
Reclassification adjustment for net loss (gain) on securities transactions included in net income	(36)	30	(36)	(77)
Income tax related to items of other comprehensive income (loss)	17	(287)	294	(531)
Other comprehensive (loss) income, net of income taxes	(44)	432	(827)	797
Comprehensive income	$2,948	$1,636	3,473	$4,012

EARNINGS PER SHARE

Basic	$0.38	$0.25	$0.55	$0.68
Diluted	$0.38	$0.25	$0.55	$0.67

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended June 30,
	2018			2017
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$64,726	$678	4.20%	$45,892	$477	4.17%
Taxable	126,462	804	2.55%	66,467	344	2.08%
Total securities	191,188	1,482	3.11%	112,359	821	2.93%
Total loans receivable (1) (4)	1,112,480	12,562	4.53%	739,837	7,876	4.27%
Other interest-earning assets	8,246	16	0.78%	7,110	6	0.34%
Total earning assets	1,311,914	14,060	4.30%	859,306	8,703	4.06%

Non-interest earning assets	96,979			45,352
Allowance for loan losses	(8,077)			(6,956)
Total Assets	$1,400,816			$897,702

Sources of Funds:
Interest bearing deposits:
NOW	$250,143	$347	0.56%	$182,345	$130	0.29%
Money market	91,597	287	1.26%	101,079	226	0.90%
Savings	220,075	191	0.35%	138,403	72	0.21%
Time	263,248	834	1.27%	157,283	424	1.08%
Total interest bearing deposits	825,063	1,659	0.81%	579,110	852	0.59%
Borrowed funds	173,841	874	2.02%	79,260	479	2.42%
Subordinated debentures	27,852	313	4.51%	27,842	316	4.55%
Total interest bearing liabilities	1,026,756	2,846	1.11%	686,212	1,647	0.96%

Non-interest bearing liabilities:
Demand deposits	222,558			140,493
Other liabilities	3,736			4,364
Total non-interest bearing liabilities	226,294			144,857
Stockholders' equity	147,766			66,633
Total Liabilities and Stockholders' Equity	$1,400,816			$897,702

Net Interest Income and Margin (5)		11,214	3.43%		7,056	3.29%
Tax-equivalent basis adjustment		(229)			(161)
Net Interest Income		$10,985			$6,895

(1)	Includes loan fee income
(2)	Average rates on securities are calculated on amortized costs
(3)	Full taxable equivalent basis, using an effective tax rate of 21% in 2018 and 39% in 2017 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4)	Loans outstanding include non-accrual loans
(5)	Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2018			2017
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$59,883	$1,253	4.22%	$46,663	$947	4.09%
Taxable	123,635	1,540	2.51%	64,628	685	2.14%
Total securities	183,518	2,793	3.07%	111,291	1,632	2.96%
Total loans receivable (1) (4)	1,088,238	24,462	4.53%	720,954	15,474	4.33%
Other interest-earning assets	10,576	46	0.88%	10,009	22	0.44%
Total earning assets	1,282,332	27,301	4.29%	842,254	17,128	4.10%

Non-interest earning assets	96,349			43,218
Allowance for loan losses	(7,792)			(6,840)
Total Assets	$1,370,889			$878,632

Sources of Funds:
Interest bearing deposits:
NOW	$254,884	$745	0.59%	$179,741	$249	0.28%
Money market	94,016	535	1.15%	87,582	350	0.81%
Savings	221,005	268	0.24%	138,074	143	0.21%
Time	264,189	1,569	1.20%	161,951	827	1.03%
Total interest bearing deposits	834,094	3,117	0.75%	567,348	1,569	0.56%
Borrowed funds	143,034	1,380	1.95%	82,571	960	2.34%
Subordinated debentures	27,851	628	4.55%	27,841	637	4.61%
Total interest bearing liabilities	1,004,979	5,125	1.03%	677,760	3,166	0.94%

Non-interest bearing liabilities:
Demand deposits	215,665			132,785
Other liabilities	4,418			3,978
Total non-interest bearing liabilities	220,083			136,763
Stockholders' equity	145,827			64,109
Total Liabilities and Stockholders' Equity	$1,370,889			$878,632

Net Interest Income and Margin (5)		22,176	3.49%		13,962	3.34%
Tax-equivalent basis adjustment		(423)			(318)
Net Interest Income		$21,753			$13,644

(1)	Includes loan fee income
(2)	Average rates on securities are calculated on amortized costs
(3)	Full taxable equivalent basis, using an effective tax rate of 21% in 2018 and 39% in 2017 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4)	Loans outstanding include non-accrual loans
(5)	Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

Segment Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended and as of June 30, 2018			Three Months Ended and as of June 30, 2017
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$10,985	$-	$10,985	$6,895	$-	$6,895
Other income from external sources	1,009	1,872	2,881	675	1,143	1,818
Depreciation and amortization	447	6	453	258	7	265
Income before income taxes	3,288	600	3,888	1,627	180	1,807
Income tax expense (1)	656	240	896	531	72	603
Total assets	1,425,250	12,052	1,437,302	922,510	6,317	928,827

	Six Months Ended and as of June 30, 2018			Six Months Ended ans as of June 30, 2017
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$21,753	$-	$21,753	$13,644	$-	$13,644
Other income from external sources	1,934	3,804	5,738	1,405	2,890	4,295
Depreciation and amortization	895	12	907	525	13	538
Income before income taxes	3,902	1,509	5,411	3,649	1,000	4,649
Income tax expense (1)	507	604	1,111	1,034	400	1,434
Total assets	1,425,250	12,052	1,437,302	922,510	6,317	928,827

(1) Calculated at statutory tax rate of 28.1% in 2018 and 39.9% in 2017 for the insurance services segment.

SB ONE BANCORP

Non-GAAP Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended June 30,
	2018	2017
Net income (GAAP)	$2,992	$1,204
Merger related expenses net of tax (1)	321	345
Non-recurring rebrand expenses net of tax (2)	152	-
S-3 Registration filing expenses net of tax (1)	-	45
Net income, as adjusted	$3,465	$1,594

Average diluted shares outstanding (GAAP)	7,906,600	4,868,534
Diluted EPS, as adjusted	$0.44	$0.33
Return on average assets, as adjusted	0.99%	0.71%
Return on average equity, as adjusted	9.38%	9.57%

(1) Merger related expense net of tax expense of $125 thousand QTD 2018, $136 thousand QTD 2017; S-3 Registration filing net of  tax expense of $30 thousand QTD 2017.

(2) Non-recurring rebrand expenses net of tax expense of $54 thousand

	Six Months Ended June 30,
	2018	2017
Net income (GAAP)	$4,300	$3,215
Merger related expenses net of tax (1)	2,688	345
Non-recurring rebrand expenses net of tax (2)	152	-
S-3 Registration filing expenses net of tax (1)	-	45
Net income, as adjusted	$7,140	$3,605

Average diluted shares outstanding (GAAP)	7,848,468	4,794,669
Diluted EPS, as adjusted	$0.91	$0.75
Return on average assets, as adjusted	1.04%	0.82%
Return on average equity, as adjusted	9.79%	11.25%

(1) Merger related expenses net of tax expenses $1.1 million YTD 2018 and $136 thousand YTD 2017; S-3 registration filing net of tax expenses of $30 thousand in 2017.

(2) Non-recurring rebrand expenses net of tax expense of $54 thousand